Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Jeffrey Theiler, the Executive Vice President and Chief Financial Officer of Physicians Realty Trust (the “Trust”), pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certifies in his capacity as an officer of the Trust that, to the best of his knowledge:

1.                                      the Quarterly Report on Form 10-Q of the Trust for the fiscal quarter ended September 30, 2014, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.                                      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: November 13, 2014	/s/ Jeffrey Theiler
Jeffrey Theiler
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

This certification is not deemed to be “filed” for purposes of section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section. This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Trust specifically incorporates it by reference.